UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

Daktronics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38747	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Daktronics Drive

Brookings, SD 57006

(Address of Principal Executive Offices, and Zip Code)

(605) 692-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	DAKT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On June 25, 2025, Daktronics, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter and full year ended April 26, 2025 and related material information (the “Release”). A copy of the Release is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 of this Report, including the Release, is being furnished under Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 23, 2025, the Board of Directors of the Company (the “Board”) approved an executive compensation program for fiscal year 2026 (the “Compensation Program”). The central purposes of the Compensation Program are to: (i) support the recruitment and retention of high-performing executives; (ii) encourage leadership to drive transformational corporate performance; (iii) strengthen the alignment between executive compensation and the Company’s performance; and (iv) align executives’ interests with the best interests of the Company and its stockholders.

The Compensation Program currently applies to all of the “Covered NEOs” (as defined below). It does not apply to the Company’s Interim Chief Executive Officer, Bradley T. Wiemann, or the Acting Chief Financial Officer, Howard I. Atkins, whose compensation arrangements are set forth in their respective offer letters and equity award agreements. A summary of the material compensation terms for fiscal year 2026 for each of Messrs. Wiemann and Atkins was previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2025.

Annual Incentive Awards

Under the Compensation Program, the Covered NEOs will be eligible to earn annual incentive awards (the “Annual Incentive”) based on three performance measures: (i) the Company’s revenue for the 2026 fiscal year (the “Annual Incentive Performance Period”) (weighted at 30%); (ii) the Company’s operating margin for the Annual Incentive Performance Period (weighted at 50%); and (iii) performance measures specific to each Covered NEO (weighted at 20%). The Chief Executive Officer of the Company will recommend for approval by the Compensation Committee of the Board the individual performance objectives for each Covered NEO under the Annual Incentive, including but not limited to strategic initiatives, operational goals, and non-financial factors, and will evaluate each Covered NEO’s performance against those objectives.

Annual Incentive payouts to the Covered NEOs will be made in cash and range from 25% of target (threshold performance) to 150% of target (maximum performance). No Annual Incentive payout will be made for a given performance goal if the attainment for such goal falls below the threshold level. For individual performance results between threshold and target levels, and between target and maximum levels, the Annual Incentive payouts will be determined by linear interpolation.

Annual Incentive award opportunities under the Program for each of the following named executive officers of the Company (the “Covered NEOs”), expressed as a percentage of such Covered NEO’s base salary, are listed below:

Name	Title	Target Percentage

Sheila M. Anderson	Chief Data and Analytics Officer	55%

Matthew J. Kurtenbach	Vice President, Manufacturing	55%

Carla S. Gatzke	Vice President, Human Resources	45%

Long-Term Incentive Awards

Under the Compensation Program, the values of the long-term incentive awards have been adjusted to more closely align with market practice. In addition, performance stock units (“PSUs”) that vest based on the attainment of certain financial performance measures of the Company during a three-year performance period (the “PSU Performance Period”) have been introduced to strengthen the connection between executive compensation and long-term stockholder value. For the fiscal 2026 long-term incentive awards, each Covered NEO will receive an award with a target value equal to 50% of the Covered NEO’s base salary, with 25% of such award in the form of PSUs and 75% in the form of time-based restricted stock units (“RSUs”). This allocation ratio is subject to adjustment by the Board from time to time.

PSUs are earned based on the Company’s profit growth (weighted at 60%) and revenue growth (weighted at 40%) during the PSU Performance Period. Earned PSUs cliff vest, if at all, on the third anniversary of the date of grant, and if earned, the number of PSUs earned range from 25% (threshold performance) to 150% (maximum performance) of the Covered NEO’s target opportunity. RSUs awarded under the Compensation Program vest pro rata over a three-year period beginning on the grant date, so long as the recipient remains continuously employed by the Company or a subsidiary of the Company through each such vesting date. The terms and conditions of RSU awards under the Compensation Program are materially consistent with those previously disclosed and set forth in the Company’s standard form of RSU award agreement.

Amended and Restated Employee Retention and Protection Plan

On June 23, 2025, the Board approved the Amended and Restated Employee Retention and Protection Plan (the “Amended Plan”), which amends and restates the previous Employee Retention and Protection Plan applicable to the Covered NEOs (the “Original Plan”). Under the Amended Plan, the Severance Multiplier (as defined in the Amended Plan) used to calculate the cash severance payment for each Covered NEO is: (i) if a Qualifying Termination (as defined in the Amended Plan) of the Covered NEO occurs within 18 months following the start date of a new Chief Executive Officer of the Company, 1.5x of the Covered NEO’s base salary plus target annual bonus; (ii) if a Qualifying Termination of the Covered NEO occurs within 12 months following a Change in Control (as defined in the Amended Plan), 2x of the Covered NEO’s base salary plus target annual bonus; and (iii) in all other cases, 1.0x of the Covered NEO’s base salary plus target annual bonus. In addition, in the event of a Qualifying Termination: (a) all RSUs and Options (as defined in the Amended Plan) held by the Covered NEOs as of the date of the Qualifying Termination (the “Termination Date”) will immediately become fully vested as of the Termination Date; (b) any Options that become vested pursuant to the Amended Plan will become exercisable as of the Termination Date, subject to the terms and conditions of the applicable award agreement; and (c) all outstanding and unvested PSUs held by the Covered NEOs as of the Termination Date will vest pro rata on the Termination Date based on the number of days remaining in the applicable PSU Performance Period, with the actual number of PSUs that vest to be determined based on actual performance levels after the end of such PSU Performance Period.

Except for the foregoing amendments disclosed in this Item 5.02(e) of this Report, the Amended Plan does not contain any other material changes to the Original Plan. The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On June 25, 2025, the Company posted to its website at https://investor.daktronics.com/ an investor presentation used in connection with the Release (the “Investor Presentation”). A copy of the Investor Presentation is furnished as Exhibit 99.2 to this Report.

The information in Item 7.01 of this Current Report, including the Investor Presentation, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01	Other Events.

On June 23, 2025, the Board voted to authorize an additional $10 million of repurchases of outstanding shares of the Company’s common stock (“Share Repurchases”) under the Company’s stock repurchase program (the “Repurchase Program”). As of date of this Report, approximately $20 million of the $60 million authorized by the Board remained available for Share Repurchases under the Repurchase Program.

Share Repurchases may occur from time to time in open market purchases, private transactions, or other transactions. The timing, volume, and nature of Share Repurchases will be at the sole discretion of the Company’s management and will be dependent on market conditions, applicable securities laws and other legal requirements, business considerations, and other factors. The Repurchase Program does not have a fixed expiration date and may be suspended, discontinued, or terminated at any time. Under the Repurchase Program, the Company may conduct Share Repurchases in accordance with all applicable securities laws and regulations, including Rule 10b5-1 and Rule 10b-18 under the Exchange Act. No assurance can be given that any particular number of shares of common stock will be repurchased.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Daktronics, Inc. Amended and Restated Employee Retention and Protection Plan, effective as of June 23, 2025 (constitutes a compensatory plan or arrangement).

99.1	Press Release dated June 25, 2025, issued by Daktronics, Inc. regarding fourth quarter and fiscal year 2025 results.

99.2	Daktronics, Inc. Investor Presentation dated June 25, 2025.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKTRONICS, INC.

	By:	/s/ Howard I. Atkins
Howard I. Atkins
Acting Chief Financial Officer (Principal Financial Officer)

Date: June 25, 2025